Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)
Pinnacle Financial Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $1.00 par value per share	457(c) and 457(h)	75,000 (1)	$96.25(2)	$7,218,750(2)	$0.0001381	$996.91
Total Offering Amounts							$996.91
Total Fee Offsets				n/a
Net Fee Due							$996.91

(1)
The Registrant has assumed the 401(k) Plan of Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”), in connection with the mergers of Legacy Pinnacle and Synovus Financial Corp., a Georgia corporation (“Synovus”), with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving entity in the Merger, which Merger was effected pursuant to the Agreement and Plan of Merger, dated as of July 24, 2025, by and among Synovus, Legacy Pinnacle and the Registrant. The Registration Statement on Form S-8 to which this Exhibit 107 is attached (the “Registration Statement”) registers 75,000 shares of common stock, par value $1.00 per share, of the Registrant (the “Common Stock”) that may be offered or sold pursuant to the 401(k) Plan if participants elect to invest in the Common Stock through the 401(k) Plan during the period through and until the merger of such 401(k) Plan with Synovus’ 401(k) plan, and an indeterminate amount of plan interests issuable to eligible participants pursuant to the 401(k) Plan.

(2)
The proposed maximum offering per share and maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and Rule 457(h) promulgated thereunder, using the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on June 23, 2026 ($96.25 per share), which date is within five business days of the filing of this Registration Statement.